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CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Biochem International Inc. on Form S-8 (File No. O-10005) of our report dated August 8, 1997 on our audits of the financial statements and financial statement schedules of Biochem International Inc. and Subsidiary as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, which report is included in this Annual Report on Form 10-K.





                                                 COOPERS & LYBRAND L.L.P.


Milwaukee, Wisconsin
September 15, 1997




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